EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alternate Energy Corp. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
Date: March 31, 2005	By: /s/ Blaine Froats
Name: Blaine Froats
Title: Chief Executive Officer and
Acting Principal Accounting Officer

Date: March 31, 2005	By: /s/ Jack Wasserman
Name: Jack Wasserman
Title: Treasurer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Alternate Energy Corp. and will be retained by Alternate Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.